UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2023

Nabors Energy Transition Corp.

(Exact Name of registrant as specified in its charter)

Delaware	001-41073	86-2916523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 West Greens Road, Suite 1200 Houston, Texas	77067
(Address of principal executive offices, including zip code)	(Zip Code)

(281) 874-0035
Registrant’s Telephone Number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	NETC.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	NETC	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	NETC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Entry into a Material Definitive Agreement.

On December 13, 2023, Capital Airport Group (“CAG”), committed to invest an additional $2.0 million in the ordinary shares of Vast Renewable Limited, an Australian public company limited by shares (f/k/a Vast Solar Pty Ltd) (“Vast”). This is in addition to CAG’s previously announced $5.0 million commitment. CAG and Vast agreed that CAG’s purchase of Class A common stock of Nabors Energy Transition Corp. (“NETC”) from existing NETC stockholders who previously elected to redeem their shares in connection with the business combination and whose redemption election would be reversed will count towards satisfying CAG’s capital commitments. In connection with CAG’s investment, CAG will receive an additional 129,911 ordinary shares of Vast at the closing of the business combination.

The description of the transactions described above is qualified in its entirety by reference to the full text of the related agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

99.1	Non-Redemption Agreement, dated December 13, 2023, by and among the Company, Vast and CAG.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2023	NABORS ENERGY TRANSITION CORP.

	By:	/s/ Anthony G. Petrello
	Name:	Anthony G. Petrello
	Title:	President, Chief Executive Officer and Secretary

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